                            CERTIFICATE OF AMENDMENT
                                       TO
                          THE ARTICLES OF INCORPORATION
                                       OF
                                  TESMARK, INC.

     The  undersigned   President  and  Secretary  of  TESMARK,  INC.  a  Nevada
corporation,  pursuant to the  provisions of Section  78.385 and 78.390,  of the
Nevada  Revised   Statutes,   for  the  purpose  of  amending  the  Articles  of
Incorporation of the said Corporation, do certify as follows:

     That the Board of  Directors  of the said  corporation,  at a meeting  duly convened and held on the 19th day of January, 2001, adopted resolutions to amend the Articles of Incorporation, as follows:

          ARTICLE I shall be amended as follows:

               ARTICLE I - NAME

               The name of the Corporation shall be 5 G WIRELESS COMMUNICATIONS,
               INC..

     The forgoing amendment to the Articles of Incorporation was duly adopted by the written consent of the shareholders of the Corporation,  pursuant to Section
78.320 of the Nevada Revised Statute, on January 19th, 2001.

     The number of shares of Common  Stock of the  Corporation  outstanding  and entitles to vote on 12,750,490  shares and the said amendments were approved and consented  to by  6,675,000  shares,  being  voted in person or by proxy,  which represented more that a 52% majority of the issued and outstanding shares of the
Common Stock of the Corporation.

     The undersigned  President and Secretary of the Corporation  hereby declare that the forgoing  Certificate of Amendment to Articles of Incorporation is true and correct to the best of their knowledge and belief.

     In witness  whereof,  this certificate has been executed by the undersigned on January 19th 2001.

/S/ Allen Schawabe                              /S/ Don F. Boudewyn
--------------------------                      ------------------------------
Allen Schwabe,  Secretary                       Don F. Boudewyn, President